UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

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ANADIGICS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey 07059

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On April 27, 2005, Ernst & Young LLP (“E&Y”) resigned as the independent registered public accounting firm for ANADIGICS, Inc. (the “Company”), effective upon the completion of the SAS No. 100 review for the Company’s fiscal quarter ending July 2, 2005. E&Y advised the Company that its resignation was due to its inability to devote sufficient resources to the Company’s account given the profitability of the engagement. The resignation, which was accepted by the Company’s Audit Committee, was the sole decision of E&Y and was not sought or recommended by the Company’s Audit Committee.

The report of E&Y accompanying the audit for our two most recent fiscal years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for the years ended December 31, 2004 and December 31, 2003, and through the subsequent interim periods, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference thereto in its report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested E&Y to furnish it a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated May 3, 2005 is filed as Exhibit 16.1 to this Form 8-K.

As of the date of this filing, the Company’s Audit Committee has begun the process of selecting a new independent registered public accounting firm to audit the Company’s consolidated financial statements for the current fiscal year ending December 31, 2005.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated as of May 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 3, 2005

ANADIGICS, Inc. (Registrant)
By: /s/ Thomas Shields Name: Thomas Shields
Title: Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated as of May 3, 2005.